UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)      September 7, 2004

Toreador Resources Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [___]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [___]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [___]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2
                          (b))

        [___]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4
                          (c))

Item 7.01. Regulation FD Disclosure.

        Below is a press release issued by Toreador on September 7, 2004 relating to the Ayazli-1 well in the Black Sea offshore Turkey. Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of Toreador, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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TOREADOR’S AYAZLI-1 WELL DISCOVERS
NATURAL GAS OFFSHORE TURKEY

        DALLAS, TEXAS – (September 7, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) and its partners Stratic Energy Corporation and TPAO, the Turkish national oil company, report the Ayazli-1 exploratory well in the Black Sea offshore Turkey has discovered natural gas. The analysis of drilling, wireline logging and test results indicated the presence of gas zones from 2,122 feet to 3,171 feet. On multiple tests conducted through casing the combined flow rates on a 32/64-inch choke were approximately 15 million cubic feet of gas per day with an average flowing wellhead pressure of 824 pounds per square inch.

        The Ayazli-1 well was drilled on the company’s South Akcakoca prospect about five miles offshore in the shallow waters of the western Black Sea. The well encountered gas in the Eocene-age Kusuri formation, the well’s primary objective. This Tertiary sequence that tested gas in the Ayazli-1 also tested gas in the nearby Akcakoca-1 well drilled by TPAO in 1975.

        The Ayazli-1 well will be temporarily suspended pending future development activity in the South Akcakoca area. Toreador plans to conduct a high-definition seismic survey in the fourth quarter of 2004 and drill several appraisal and exploratory wells in 2005 while formulating plans for development infrastructure in the area.

        The Ayazli-1 discovery supports Toreador’s previous estimate of potential reserves in the South Akcakoca area of approximately 350 billion cubic feet of natural gas based on available information. Drilling costs for the Ayazli-1 well increased from the company’s estimated $4.5 million to about $7.0 million due to inclement weather offshore, difficult drilling conditions in the formations below the gas-producing zones and a longer testing period than planned.

        “The success of the Ayazli-1 well validates our technological assessment that this shelf-edge play in the Black Sea offers outstanding potential for further exploration and development,” said G. Thomas Graves III, Toreador President and Chief Executive Officer.

        “The well is in proximity to a major Turkish industrial center, which makes the Ayazli discovery even more important economically and provides a ready market for the gas. This is the first well drilled in the Turkish Black Sea in five years. The achievement is quite gratifying – for us, our partners and our host government. As operator of the project, Toreador is proud to have played a key role in this venture,” Graves added.

        The well’s secondary objective, a potential oil zone that was indicated on logs in the Akcakoca-1 well in a Mesozoic sand, was porous but not oil bearing.

        Spudded in July, the Ayazli-1 well was drilled to a total depth of 5,951 feet in 250 feet of water by the “Prometheus” jackup rig supplied by Grup Servicii Petroliere (GSP) Romania, a Romanian drilling company.

        As operator of the well through its wholly owned subsidiary Madison Oil Turkey, Inc., Toreador was responsible for 75% of the Ayazli-1 costs and retains a 36.75% working interest in the well. Stratic funded 25% of the costs of the Ayazli-1 well to earn a 12.25% working interest in eight adjacent permits. TPAO was carried on the well for a 51% working interest and has an option to participate at this rate by funding its pro-rata share of costs related to future exploration, development drilling and subsequent production activities on the eight contiguous permits that comprise Toreador’s 962,000-acre block.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Cautionary Notes to Investors — The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that Toreador has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.

Toreador uses the term “potential reserves” in this news release, which the SEC’s guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador’s Form 10-K for the fiscal year ended December 31, 2003, available from the company by calling 214.559.3933 or 800.966.2141. This form also can be obtained from the SEC at www.sec.gov.

        The term “potential,” when referring to Toreador’s reserves, represents Toreador management’s current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador’s reserves or its prospects. Additionally, the term “potential” has no engineering significance and is not related to the term “possible” as that term may be used by the Society of Petroleum Engineers.

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CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO